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                                                                   EXHIBIT 10.40



                               ADVISORY AGREEMENT
                               ------------------

          THIS ADVISORY AGREEMENT (this "Agreement") is made and entered into as
                                         ---------
of ______ __, 1998, by and between Alliance Laundry Systems LLC, a Delaware limited liability company (the "Company"), and Bain Capital, Inc., a Delaware
                                -------
corporation (the "Management Company").
                  ------------------

          WHEREAS, reference is made to a certain Agreement and Plan of Merger (the "Merger Agreement"), dated February 21, 1998, by and among Bain/RCL,
      ----------------
L.L.C., a Delaware limited liability company formed by the Management Company and its affiliates ("Bain"), RCL Acquisitions, L.L.C., a Delaware limited
                     ----
liability company and a transitory merger subsidiary formed by Bain ("MergeCo"),
                                                                      -------
Raytheon Commercial Laundry LLC, a Delaware limited liability company ("RCL")
                                                                        ---
and Raytheon Company, a Delaware corporation ("Raytheon"), pursuant to which, as
                                               --------
of the date hereof, MergeCo has merged with and into RCL (such merger, the "Merger") with the Company as the surviving entity; and
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          WHEREAS, in connection with and pursuant to the Merger, the Company desires to retain the Management Company to perform, and the Management Company desires to perform, certain services for the Company and its subsidiaries, if any.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties to this Agreement agree as follows:

          1.   Term.  This Agreement shall be in effect for an initial term of
               ----
ten years commencing on the date hereof (the "Term"), and shall be automatically
                                              ----
extended thereafter on a year to year basis unless the Company or the Management Company provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

          2.   Services.  The Management Company shall perform or cause to be
               --------
performed such services for the Company and its subsidiaries, if any, as directed by the Company's Board of Managers which may include, without limitation, the following:

          a. general executive and management services, including without limitation, recommending appropriate persons to serve on (and being available to serve on) advisory boards and committees of portfolio companies of the Company and its subsidiaries, if any;

          b. monitoring, analyzing, acquiring and disposing of the Company's investments, including, without limitation, its investment in portfolio companies;

          c. negotiating, entering into, modifying and terminating contracts and agreements to which the Company and any of its subsidiaries are (or are to become) a party;
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          d.   support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          e. finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          f. marketing functions, including monitoring of marketing plans and strategies;

          g. human resource functions, including searching and hiring of executives; and

          h. other services for the Company and its subsidiaries, if any, upon which the Company's Board of Managers and the Management Company agree.

          3.   Advisory Fee.   Payment for services rendered by the Management
               ------------
Company and/or its affiliates under this Agreement (the "Advisory Fee") shall be
                                                         ------------
paid by the Company to the Management Company or its assignees and shall initially be set at an annual amount equal to $1,000,000. Payments shall be made quarterly in arrears commencing on June 30, 1998. If at any time when a payment is due under this Agreement the Company (i) does not have sufficient available cash to make such payment or (ii) is prohibited from making such payment pursuant to the terms of the Company's loan agreements, part or all of such payment, as the case may be, shall be deferred. Any amount so deferred shall be added to the amount due under this Agreement in the quarter following the quarter in which the amount was deferred.

          4.   Transaction Fees.    Upon the closing of the Merger, the Company
               ----------------
shall pay to the Management Company or its designees a fee in an amount of $5,400,000. Thereafter, during the term of this Agreement, the Company shall pay to the Management Company or its designees a transaction fee in connection with the consummation of each acquisition, divestiture or financing by such Company or any of its subsidiaries in an amount equal to 1% of the aggregate value of such transaction; provided, that such 1% transaction fee may be
                           --------
increased from time to time by the Management Company in accordance with and to reflect industry practice with respect to such fees.

          5.   Personnel.  The Management Company shall provide and devote to
               ---------
the performance of this Agreement such partners, members, employees and agents of the Management Company as the Management Company shall deem appropriate to the furnishing of the services required.

          6.   Liability.  Neither the Management Company nor any of its
               ---------
affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries, if any, or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of the Management Company, its affiliates, partners, members, employees or agents acting within the scope of its employment or authority.

          7.   Indemnity.  The Company and its subsidiaries, if any, shall
               ---------
defend, indemnify and hold harmless the Management Company and its affiliates, members, partners, employees and


                                       2
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agents from and against any and all loss, liability, damage or expenses arising from any claim (a "Claim") by any person with respect to, or in any way related
                   -----
to, the performance of services contemplated by this Agreement or otherwise in connection with the Merger (including attorneys' fees) (collectively, "Claims")
                                                                       ------
resulting from any act or omission of the Management Company, its affiliates, members, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by the Management Company, its affiliates, members, partners, employees or agents. The Company and its subsidiaries, if any, shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries, if any, and the Management Company, its officers, directors, members, affiliates, partners, employees or agents or in which the Management Company, its affiliates, members, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by the Management Company, its affiliates, members, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by the Management Company, its affiliates, members, partners, employees or agents, then the Management Company shall reimburse the Company and its subsidiaries, if any, for the costs of defense and other costs incurred by the Company and its subsidiaries, if any.

          8.   Notices.  All notices hereunder shall be in writing and shall be
               -------
delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

          To the Company:
          --------------
          Alliance Laundry Systems LLC
          P.O. Box 990
          Ripon, WI 54971-0990
          Attention:     Thomas F. L'Esperance

          To the Management Company:
          -------------------------
          Bain Capital, Inc.
          c/o Bain Capital Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attention:     Robert C. Gay
                         Edward Conard
                         Stephen Zide

          9.   Assignment. Neither party may assign any obligations hereunder to
               ----------
any other party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that the Management
                                             --------
Company may, without consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates (but only if such affiliate is a person or entity controlled by the Management Company, or in the case of an affiliate which is a partnership, the Management Company is the ultimate general partner of such partnership). The assignor shall remain liable for the performance of any assignee.

          10.  Successors.  This Agreement and all the obligations and benefits
               ----------
hereunder shall inure to the successors and assigns of the parties.


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          11.  Counterparts.  This Agreement may be executed and delivered by
               ------------
each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          12.  Entire Agreement; Modification; Governing Law.  The terms and
               ---------------------------------------------
conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.





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          IN WITNESS WHEREOF, the parties have executed this Advisory Agreement as of the date first written above.


                              ALLIANCE LAUNDRY SYSTEMS LLC


                              By: ________________________________

                              Its: _________________________________


                              BAIN CAPITAL, INC.


                              By: ________________________________

                              Its: _________________________________